Exhibit 10.4

FORM OF

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made and entered into as of [             , 2004] (“Agreement”), by and between Toys “R” Us, Inc., a Delaware corporation (“Company”), and                      (“Indemnitee”).

W I T N E S S E T H

WHEREAS, it is essential to the Company to retain and attract highly competent persons to be directors of the Company;

WHEREAS, Indemnitee is a director of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies;

WHEREAS, the Company provides insurance coverage to directors against undue risk of personal liability,

WHEREAS, in furtherance of the Delaware General Corporation Law, which empowers the Company to indemnify its directors so long as they fulfill the basic duties of honesty, care and good faith, the Company’s Restated Certificate of Incorporation requires the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law;

WHEREAS, in recognition of the fact that Indemnitee desires to serve and continue to serve as a director of the Company and to provide Indemnitee with specific contractual assurance that the protection promised by such Restated Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Restated Certificate of Incorporation or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), and due to the possibility that the Company’s directors’ and officers’ liability insurance coverage could at some future time become inadequate, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law;

NOW, THEREFORE, in consideration of the premises herein set forth and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Services by Indemnitee. Indemnitee agrees to continue to serve as a director of the Company. This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be nominated to be a director of the Company and does not create an employment contract between the Company and Indemnitee.

Section 2. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended, including as set forth in this Agreement, except to the extent such indemnification as provided in this Agreement is prohibited by applicable law; provided, however, that, except as provided in Section 11, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

Section 3. Action or Proceeding Other Than an Action by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Claim, other than a Claim by or in the right of the Company, by reason of the fact that Indemnitee is or was a director or is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary of any other entity or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Claim (including, but not limited to, the investigation, defense or appeal thereof), if it is determined that Indemnitee has met the Standard of Conduct (as hereinafter defined).

Section 4. Actions by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a person who was or is a party or is threatened to be made a party to any Claim brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director of the Company or is or was serving at the request of the Company as a director, officer, agent, or fiduciary of any other entity by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Claim (including, but not limited to, the investigation, defense, settlement or appeal thereof) if it is determined that Indemnitee has met the applicable Standard of Conduct; provided, however, that no such indemnification shall be made in respect of any Claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper.

Section 5. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim referred to in Section 3 or Section 4 hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. No Standard of Conduct Determination (as defined in Section 8) shall be required for indemnification under this Section.

Section 6. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status (as hereinafter defined), a witness in any proceeding, Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by Indemnitee in connection therewith.

Section 7. Partial Indemnification. If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any Claim described in Section 3 or Section 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification by the Company for the total amount of the Expenses actually and reasonably incurred by Indemnitee, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to this Section 7, to the extent Indemnitee has been partially successful.

Section 8. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to the terms and conditions of this Agreement, the entitlement of Indemnitee to indemnification shall be determined (a “Standard of Conduct Determination”) by the following person or persons who shall be empowered to make such determination: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this clause (i), (a) the Board of Directors of the Company by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or a committee of the Board of Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; or (b) if there are no Disinterested Directors or, if the Disinterested Directors direct by majority vote, by Independent Counsel (as hereinafter defined), who is selected by a majority vote of the Board of Directors with the consent of Indemnitee, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (c) by the stockholders; or (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to clause (i), by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. Upon failure of the Disinterested Directors to so select an Independent Counsel or upon failure of Indemnitee to so approve, an Independent Counsel shall be selected by the Delaware Court of Chancery or such other person as the Chancellor shall designate to make such selection. All determinations of entitlement to indemnification shall, to the extent practicable, be made not later than 60 days after receipt by the Company of a written request for indemnification, accompanied by such documentation or information as is reasonably necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with Indemnitee’s successful request for indemnification hereunder shall be borne by the Company. If the person or persons making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person or persons shall reasonably prorate such partial indemnification among such claims, issues or matters.

If, at the time of the receipt of Indemnitee’s request for indemnification, the Company has directors’ and officers’ liability insurance in effect under which coverage is potentially available, the Company shall give prompt written notice of Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, substantially concurrently with the delivery thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss, shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such events and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

Section 9. Presumptions and Effect of Certain Proceedings. The Indemnitee shall promptly send all requests for indemnification hereunder to the Secretary of the Company. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the Standard of Conduct Determination as provided in Section 8 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make, to the extent practicable, the requested indemnification within 60 days after receipt by the Company of such request, accompanied by such documentation or information as is reasonably necessary for the Standard of Conduct Determination and which is reasonably available to Indemnitee, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Claim described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that Indemnitee did not meet the applicable Standard of Conduct.

Section 10. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all actual and reasonable Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee. Any such request for reimbursement of advance of Expenses shall be accompanied by supporting documentation for specific Expenses to be reimbursed or advanced. All reasonable Expenses incurred by Indemnitee in defending any Indemnifiable Claim shall be paid by the Company in advance of the final disposition of such Claim at the request of Indemnitee within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, in each case accompanied by supporting documentation for specific Expenses to be reimbursed or advanced. In connection with any such payment, advancement or reimbursement, at the request of the Company, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of the Indemnitee, to repay any amounts paid, advanced or reimbursed by the Company in respect of Expenses relating to, arising out of or resulting from any Indemnifiable Claim in respect of which it shall have been determined, following the final disposition of such Indemnifiable Claim and in accordance with Section 8, that Indemnitee is not entitled to indemnification hereunder. Without limiting the generality or effect of any other provision hereof, Indemnitee’s right to such advancement of Expenses is not subject to the satisfaction of any Standard of Conduct, and any Expenses so requested to be reimbursed or advanced shall be presumed to be reasonable, absent a showing to the contrary by the Disinterested Directors or Independent Counsel. Indemnitee’s entitlement to such Expenses shall include those Expenses incurred in connection with any proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement.

Section 11. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not advanced pursuant to Section 10, Indemnitee shall be entitled to a final adjudication in the Delaware Court of Chancery, first, and then in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advance. Alternatively, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

Such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a prior determination (if so made) that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

Section 12. Other Rights to Indemnification. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the by-laws of the Company, agreement, provision of the certificate of incorporation of the Company, vote of stockholders or Disinterested Directors, provision of law, or otherwise.

Section 13. Duration of Agreement. This Agreement shall apply with respect to Indemnitee’s occupation of any of the position(s) described in Sections 3 and 4 of this Agreement prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though Indemnitee may have ceased to occupy such positions(s). This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger of operation of law) and shall inure to the benefit Indemnitee and Indemnitee’s spouse, assigns, heirs, devises, executors, administrators or other legal representatives. This Agreement supersedes any prior indemnification arrangement between the Company (or its predecessor) and Indemnitee. The Company shall not be liable under this Agreement to make payments of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 14. Severability. If any provision of provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 17. Definitions. For purposes of this Agreement:

(a) “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any inquiry or investigation, whether made, instituted or conducted by the Company or any other person, including without limitation any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding. For the avoidance of doubt, the Company intends indemnity to be provided hereunder in respect of acts or failure to act prior to, on or after the date hereof.

(b) “Change in Control” shall have occurred at such time, if any, as Incumbent Directors cease for any reason to constitute a majority of Directors. For purposes of this Section 17(a), “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934, as amended) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c) “Corporate Status” shall mean the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or any majority-owned subsidiary or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

(d) “Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim.

(e) “Disinterested Director” shall mean a director of the Company who is not or was not a party to the Claim in respect of which indemnification is being sought by Indemnitee.

(f) “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g) “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, agent, trustee or other fiduciary of such entity or enterprise and (i) such entity or enterprise is or at the time of such service was a controlled affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a controlled affiliate, or (iii) the Company or a controlled affiliate (by action of the Board, any committee thereof or the Company’s Chief Executive Officer (“CEO”) (other than as the CEO him or herself)) caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(h) “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim; provided, however, that Indemnifiable Losses shall not include Losses incurred by Indemnitee in respect of any Indemnifiable Claim (or any matter or issue therein) as to which Indemnitee shall have been adjudged liable to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which such Indemnifiable Claim was brought shall determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court shall deem proper.

(i) “Standard of Conduct” means the standard for conduct by Indemnitee that is a condition precedent to indemnification of Indemnitee hereunder against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee relating to, arising out of or resulting from any Claim. The Standard of Conduct is (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (ii) any other applicable standard of conduct that may hereafter be substituted under Section 145(a) or (b) of the Delaware General Corporation Law or any successor to such provision(s).

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal, administrative, investigative or otherwise; provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to Indemnitee except to the extent that such failure materially prejudices the Company’s ability to defend such claim. With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof:

(i) The Company will be entitled to participate therein at its own expense; and

(ii) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless (x) the employment of counsel by Indemnitee has been authorized by the Company; (y) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (z) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

Neither the Company nor Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the fifth business day after the date on which it is so mailed:

(a) If to Indemnitee, to the address set forth below his or her signature.

(b) If to the Company to:

Toys “R” Us, Inc.

One Geoffrey Way

Wayne, New Jersey 07470

Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

TOYS “R’ US, INC.

By:
Name:
Title:

INDEMNITEE

(signature)

(print name)